Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use in the Pre-Effective Amendment No.1 to this Registration Statement (No. 333-148049) on Form S-1 of Aspect Global Diversified Fund LP of our report dated November 8, 2007 relating to our audit of the statement of financial condition of Aspect Global Diversified Fund LP, as of September 30, 2007 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/  McGladrey & Pullen, LLP

Chicago, Illinois
February 14, 2008